EXHIBIT 10.17

                          THIRD RENEWAL LINE OF CREDIT
                                      NOTE

                               Media, Pennsylvania

Maximum Credit Limit:    $3,000,000.00                   Date: January 14, 2004

                                   Background

     A. First Keystone Bank, a corporation organized and existing under the laws of the United States of America, (hereinafter "Bank") extended to Transnational Industries, Inc., a Delaware corporation, and Spitz, Inc., a Delaware corporation (hereinafter collectively, jointly and severally referred to as the "Debtor"), two credit facilities on June 12, 1997. Specifically, the Bank extended to Debtor a term credit facility in the principal sum of Eight Hundred Twenty Thousand ($820,000.00) Dollars evidenced by that certain Promissory Note (the "Term Note" made by Debtor and delivered to Bank June 12, 1997 (the Term
Loan). The Term Loan is not intended to be modified. The Bank also extended to Debtor a revolving line of credit not to exceed the aggregate sum of Eight Hundred Thousand ($800,000.00) Dollars (the "Line of Credit" to be advanced pursuant to the terms of a Line of Credit Agreement between Bank and Debtor dated June 12, 1997. The indebtedness to Bank under the Line of Credit is evidenced by that certain Line of Credit Note executed by Debtor and delivered to Bank June 12, 1997 (the "Line of Credit Note"). The Term Loan and the Line of Credit are secured by, among other things, all of the accounts, inventory, receivables and equipment of Debtor (the Collateral) pursuant to that certain Security Agreement, Pledge Agreement and UCC-1 Financing Statements between Bank and Debtor dated June 12, 1997.

     B. Debtor subsequently requested Bank to reduce the rate of interest charged on the Line of Credit from time to time as set forth in the Line of Credit Note from the Wall Street Prime Rate plus two (2.0%) percent per annum to the Wall Street Prime Rate plus one-half (0.50%) percent per annum, subject, however to the interest rate adjustment provisions as set forth in the Line of Credit Note; and to increase the Line of Credit to One Million One Hundred Thousand ($1,1000,000.00) Dollars. The Bank approved the Debtor's requested modification to the terms of the Line of Credit as set forth in the Modification Agreement dated July 7, 2000 (the First Modification Agreement), and evidenced by that certain Renewal Line of Credit Note (the First Renewal Note), and secured by, among other things, all of the accounts, inventory, receivables and equipment of Debtor (the Collateral) pursuant to that certain UCC-1 Financing Statements between Bank and Debtor dated July 7, 2000.

     C. Subsequent to the execution and delivery of the First Renewal Note, Debtor requested that the Line of Credit be further increased to Two Million ($2,000,000.00) Dollars. The Bank approved the Debtor's requested modification to the terms of the Line of Credit as set forth in the Second Modification Agreement dated July 18, 2002 (the Second Modification Agreement), and evidenced by that certain Second Renewal Line of Credit Note (the Second Renewal Note), and secured by, among other things, the Collateral.

     D. Subsequent to the execution and delivery of the Second Renewal Note, Debtor requested that the Line of Credit be further amended to reduce the Minimum Stockholders' Equity requirement as of the last day of each fiscal year of Debtor to Three Million ($3,000,000.00) Dollars. The Bank approved the Debtor's requested modification to the terms of the Line of Credit as set forth Amendment No. 1 to Second Modified Line of Credit Agreement dated as of September 15, 2003 (Amendment No 1 to Second Modified Line of Credit Agreement).

     E. Debtor has now requested Bank to extend the maturity date of the Line of Credit from July 6, 2005, to December 15, 2008, and to increase the Line of Credit to Three Million ($3,000,000.00) Dollars.

     F. As of the date hereof the outstanding balance of the Line of Credit is Six Hundred Seventy Six Thousand Seven Hundred Seventy Three Dollars and Seventy Eight Cents. ($676,773.78).

     G. Bank has no obligation to extend the maturity date or to increase the maximum available credit under the Line of Credit. Bank is willing to extend the maturity date and increase the maximum available credit under the Line of Credit on the terms and conditions set forth in the Third Modification Agreement of even date herewith (the Third Modification Agreement) and this Third Renewal Line of Credit Note (hereinafter the Note). The Line of Credit Agreement between Bank and Debtor dated June 12, 1997, the First Modification Agreement, the Second Modification Agreement, Amendment No 1 to Second Modified Line of Credit Agreement and the Third Modification Agreement shall hereinafter collectively be referred to as the Line of Credit Agreement.

     FOR VALUE RECEIVED, WITHOUT DEFALCATION AND INTENDING TO BE LEGALLY BOUND HEREBY, Debtor promises to pay to the order of Bank at its offices located at 22 West State Street, Media, Pennsylvania, 19063, or such other place as the holder hereof may from time to time direct, the sum of Three Million ($3,000,000.00) Dollars, or so much thereof as may be advanced from time to time, and remain unpaid, under the Line of Credit Agreement, together with interest from the date hereof at the per annum rate of one-half of one (.50% ) percent above the Wall Street Prime Rate (hereinafter defined) in effect from time to time (the Rate), the effective date of any change in the Rate to be the date of change of the Wall Street Prime Rate, to be paid as follows:

          (i) On February 1, 2004, a payment of interest only on the daily principal balance outstanding on the Line of Credit from January 1, 2004 to January 31, 2004, and thereafter a payment of interest only on the daily principal balance outstanding from the date hereof in monthly installments of said interest payable on the first day of March, 2004, and on the same day of each month thereafter until December 15, 2008 (the Maturity Date), at which time the entire indebtedness evidenced by this Note, including, without limitation, the entire outstanding principal balance and accrued interest thereon, together with any other sums due and payable under this Note, shall be payable in full;



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

          (ii) The Wall Street Prime Rate is the "Prime Rate" published in the "Money Rates" section of The Wall Street Journal, or the average "Prime Rate" if more than one is published. If The Wall Street Journal ceases to be published or goes on strike or is otherwise not published for any period of time, or if it ceases to publish a "Prime Rate", then Bank may use any similar published prime or base rate; and

          (iii) The amount of any monthly installment shall be the result obtained by multiplying the product of the outstanding balance on any day times the applicable Rate by a fraction, the numerator of which is the actual number of days during the period for which the calculation is being made that any given outstanding balance is applicable, and the denominator of which is three hundred sixty (360).

     I. ADVANCES: Subject to the terms and conditions of this Note and the Line of Credit Agreement, Bank agrees to advance to Spitz, Inc. from time to time and until the Maturity Date, such sums as Spitz, Inc. may request, in writing, not to exceed at any time outstanding the principal sum of Three Million ($3,000,000.00) Dollars (the "Maximum Credit Limit"). Within the limits of this Note and the Line of Credit Agreement and prior to the Maturity Date, Spitz, Inc. may borrow, repay, and borrow again.

     II. SECURITY: The payment of this Note is secured by, inter alia, that certain Security Agreement, as amended by the Third Modification Agreement, Pledge Agreement, as amended by the Third Modification Agreement, and UCC-1 Financing Statements executed and delivered to Bank on or about June 12, 1997, and UCC-1 Financing Statements executed and delivered to Bank on or about July 7, 2000, encumbering the Collateral as defined in the Security Agreement and the Pledge Agreement, each as amended by the Third Modification Agreement respectively.

     III. ADVANCES FOR PROTECTION OF SECURITY INTEREST: In the event Debtor fails to pay any cost or expense relating to the protection of the Collateral as defined in the Security Agreement and the Pledge Agreement, each as amended by the Third Modification Agreement, respectively, then Bank may, at its option and without prior notice, advance sums on behalf of Debtor in payment of any of the aforesaid, including, without limitation, charges and claims, prior liens and insurance premiums without prejudice to the right of enforcement of the within indebtedness or the other remedies of Bank as hereinafter set forth by reason of the failure of Debtor to make payment of the same; and all such sums so advanced by Bank shall be added to and become part of the within indebtedness, with interest on each advance at the Rate, from the dates of the respective expenditures, shall be secured by the security for this Note, and shall be payable by Debtor to Bank upon demand. The production of a receipt by the Bank shall be conclusive proof of a payment or advance authorized hereby and the amount and validity thereof. The provisions of this paragraph shall apply after the entry of a judgment in any collection action based upon this Note or the security for this Note and Debtor shall be obligated to pay to Bank any post judgment advances made by Bank pursuant to this paragraph.

     IV. REPAYMENTS: Debtor may at any time prepay the principal outstanding balance hereof in whole or in part without penalty or premium, provided that Debtor gives written notice to Bank prior to or contemporaneously with any such prepayment of principal. Partial prepayments shall be applied first on account of interest, then on account of other sums due under this Note, other than principal, and then on account of principal.



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

     V. DEFAULT RATE OF INTEREST: In the event Debtor fails to pay any amount due under this Note when due or as demanded, then interest shall at all times during the continuance of such payment default accrue on all sums due under this Note at the Rate plus five (5%) percent per annum (the Default Rate).

     VI. LATE CHARGE: In the event any monthly installment shall become overdue for a period of fifteen (15) days, Debtor shall promptly pay to Bank a late charge of five (5) cents for each dollar so overdue.

     VII. DEFAULT.(a) Each of the following shall constitute an event of default by Debtor ("Event of Default") hereunder:

          (i) any installment of interest, or principal and interest, or any other sum required hereunder remains unpaid for the period of fifteen (15) days after it shall become due in accordance with the provisions hereof; or

          (ii) the continuance for thirty (30) days after notice of any default, other than a monetary default, in the performance of any of the terms, covenants, agreements, obligations undertakings, provisions or conditions contained herein; or

          (iii) the occurrence of any Event of Default under the provisions of the Security Agreement and/or the Pledge Agreement, each as amended by the Third Modification Agreement, or

          (iv) the occurrence of an Event of Default under any other obligation or indebtedness of Debtor to Bank including, without limitation, the occurrence of any Event of Default under that certain Mortgage Note made and executed by Borrower and delivered to Bank dated January 14, 2004, in the original principal sum of Three Million Two Hundred Thousand ($3,200,000.00) Dollars (the 2004 Real Estate Loan) or the occurrence of any event of default under any document executed by Borrower and delivered to Bank in connection with the 2004 Real Estate Loan, or

          (v) in the Banks sole but reasonable discretion, a material adverse change occurring in the financial condition of Debtor when compared to the financial condition of the Debtor set forth in the financial statements included within the Debtors Annual Report on Form 10-KSB for the fiscal year ended January 31, 2003, or

          (vi) a change of the majority of the members of the board of directors of Transnatinal Industires, Inc. during any twelve (12) month period, or

          (vii) any transfer, sale or other disposition of any legal or beneficial ownership interest in Spitz, Inc., other than to Bank pursuant to the Pledge Agreement.


    (b) Upon the occurrence and during the continuance of an Event of Default, the entire unpaid principal balance hereof, together with interest accrued thereon at the Rate hereinbefore specified to the date of Event of Default and


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

thereafter at the Default Rate, and all other sums due by Debtor hereunder, under the Security Agreement, or under the Pledge Agreement together with reasonable attorney's fees, shall, upon the declaration of Bank, immediately become due and payable without presentment, demand or further action of any kind, and payment of the same may be enforced and recovered in whole or in part at any time by the entry of judgment on this Note or any other judicial proceeding and the issuance of a writ of execution thereon upon any real or personal property of Debtor; and Bank may also recover all costs of suit and other expenses, including the cost of the title search, in connection therewith.

     (c) Upon the occurrence and during the continuance of an Event of Default and upon the acceleration of the entire unpaid balance of principal of this Note, interest shall continue to accrue thereafter at the Default Rate until this Note, and all sums due hereunder, are paid in full, including the period following the entry of any judgment. Interest after default at the Default Rate shall be calculated on the basis of a three hundred sixty (360) day year, but charged for the actual number of days elapsed.

     (d) The rights and remedies provided herein, in the Security Agreement, or in the Pledge Agreement shall be cumulative and concurrent and shall not be exclusive of any right or remedy provided by law, in equity or otherwise. Said rights and remedies may, at the sole discretion of Bank, be pursued singly, successively or together as often as occasion therefor shall arise, against Debtor and/or the Collateral or any other security for this Note, as applicable. No failure on the part of Bank to exercise any of such rights or remedies shall be deemed a waiver of any such rights or remedies or of any Event of Default hereunder.

     (e) Upon the occurrence and during the continuance of an Event of Default, Bank shall have the right, but not the duty, to cure such default, in part or in its entirety, and all amounts expended or debts incurred by Bank, including reasonable attorneys' fees, shall be deemed to be advances to Debtor, shall be added to the principal due under this Note, shall be secured by the security for this Note, and shall be payable by Debtor to Bank upon demand with interest at the Default Rate.

         VIII.    WARRANT OF ATTORNEY.

     THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENTS AGAINST DEBTOR. IN GRANTING THESE WARRANTS OF ATTORNEY TO
CONFESS JUDGMENTS AGAINST DEBTOR, DEBTOR HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS DEBTOR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES OF AMERICA.

     UPON DEBTORS FAILURE TO PAY ANY SUM DUE HEREUNDER AS AND WHEN DUE OR DEMANDED DEBTOR DOES HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OF THE PROTHONOTARY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR DEBTOR IN ANY SUCH COURT, AND WITH OR WITHOUT A COMPLAINT OR DECLARATION FILED, IN AN APPROPRIATE ACTION BROUGHT AGAINST DEBTOR ON THIS NOTE, TO ENTER AND CONFESS JUDGMENT AGAINST DEBTOR IN FAVOR OF BANK OR ITS SUCCESSORS AND ASSIGNS, FOR THE ENTIRE AMOUNT DUE TO BANK UPON SUCH EVENT OF DEFAULT AS PROVIDED HEREIN, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEYS' FEES, BUT IN NO EVENT LESS THAN FIVE THOUSAND ($5,000.00) DOLLARS; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY HEREIN GRANTED TO APPEAR, ENTER AND CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISES THEREOF OR BY ANY DEFECTIVE EXERCISE THEREOF, BUT SHALL CONTINUE AND BE EXERCISABLE FROM TIME TO TIME UNTIL THE FULL PAYMENT OF ALL AMOUNTS DUE FROM DEBTOR TO BANK HEREUNDER AND UNDER THE LINE OF CREDIT AGREEMENT IS MADE.

     DEBTOR ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO DEBTOR BY SUCH COUNSEL AND AS EVIDENCE OF SUCH FACT SIGNS ITS INITIALS.

                  /s/ PLD                            /s/ JAS
         --------------------------         -----------------------------------
         (Initials of Officer of  Debtor)      (Initials of Officer of  Debtor)

     IX. WAIVER OF BENEFIT AND DEFECTS. Debtor hereby waives the benefit of any laws now or hereafter enacted providing for any stay of execution, marshaling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of all or any part of the Collateral or any other security for this Note, exempting all or any part of the Collateral, or any other security for this Note from attachment, levy or sale upon any such execution or conflicting with any provision of this Note. Debtor waives and releases Bank and said attorney or attorneys from all errors, defects and imperfections whatsoever in confessing any such judgment or in any proceedings relating thereto or instituted by Bank hereunder. Debtor hereby agrees that any property that may be levied upon pursuant to a judgment obtained under this Note may be sold upon any execution thereon in whole or in part, and in any manner and order that Bank, in its sole discretion may elect.


     X. MISCELLANEOUS: Debtor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. Debtor agrees to reimburse Bank for all costs and expenses including reasonable counsel fees incurred by Bank in connection with the enforcement hereof. The rights and privileges of Bank under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Debtor made in connection with this Note shall bind Debtor's successors and assigns. If any provision of this

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

Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. This Note has been delivered in, and shall be governed by the laws of the Commonwealth of Pennsylvania.

     The Debtor agrees and acknowledges that the use herein and in other documents being entered into between the Debtor and Bank of even date herewith of the phrase upon the occurrence and during the continuance of an Event of Default and other similar phrases, does not mean and shall not be interpreted to mean that, subsequent to such time as the Bank has accelerated amounts due to it upon the occurrence of an Event of Default, the Debtor can cure the Event of Default by paying less than the amount that has been so accelerated. Notwithstanding anything in the foregoing sentence to the contrary, upon the occurrence of an Event of Default and prior to Banks acceleration of the sums due or exercise of any other remedy of Bank, Debtor does not have the right to cure the Event of Default, and Bank shall not be obligated to accept any payment or other performance tendered to cure the Event of Default. Further, in the event Bank waives an Event of Default and permits Debtor to cure such Event of Default, such waiver shall not constitute a waiver of any subsequent Event of Default or create or be interpreted to create any right of Debtor to cure any subsequent Event of Default.

     XI. NO WAIVER. The granting, with or without notice, of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, provision, condition or agreement contained herein, in the Security Agreement, or in the Pledge Agreement, or the granting of any other indulgence, or the taking or releasing or subordinating of any security for the indebtedness evidenced hereby, or any other modification or amendment of this Note, the Security Agreement, or the Pledge Agreement will in no way release or discharge the liability of Debtor, whether or not granted or done with the knowledge or consent of Debtor.

     XII. NOTICES: All notices, invoices, requests and other communications hereunder shall be in writing and shall be sent by first class mail, postage prepaid, and addressed as follows:

         For Bank:
                           First Keystone Bank
                           22 West State Street
                           Media, PA  19063
                           Attention: A. Charles Amentt Jr., Vice President

         For Debtor:
                           Transnational Industries, Inc.
                           P.O.Box 198
                           Route 1
                           Chadds Ford PA 19317

                           and

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


                           Spitz, Inc.
                           P.O. Box 198
                           Route 1
                           Chadds Ford PA 19317
                          Attention: Mr. Paul L. Dailey, Vice President

         with a copy (which shall not constitute notice) to:

                           Finn Dixon & Herling LLP
                           One Landmark Square, Suite 1400
                           Stamford, CT   06901
                           Attention: David I. Albin, Esq.

     XIII. GOVERNING LAW: This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     XIV. JOINT AND SEVERAL LIABILITY: Each and every entity signing this Note is fully and personally obligated to keep all of the promises made in this Note including, without limitation, the promises to pay the full amount owed. Bank may enforce its rights under this Note against each entity signing this Note individually or jointly.

     XV. RENEWAL NOTE: This Note is executed and delivered in substitution and replacement of the Debtors obligations under and the indebtedness evidenced by the Line of Credit Note, the First Renewal Note and the Second Renewal Note. This Note stands in the place and stead of the Line of Credit Note, the First Renewal Note and the Second Renewal Note and is not an additional indebtedness or a satisfaction of the indebtedness evidenced by the Line of Credit Note, the First Renewal Note and the Second Renewal Note. The indebtedness and obligations evidenced by the Line of Credit Note, the First Renewal Note, and the Second Renewal Note are continued, renewed, extended and modified by this Note and such indebtedness is and shall continue to be secured by the Security Agreement, Pledge agreement, UCC-1 Financing Statements and Line of Credit Agreement, without novation or interruption.

     XIV. WAIVER OF JURY TRIAL: BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE, THE LINE OF CREDIT AGREEMENT, ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO OR THERETO, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE DEBTOR IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS NOTE.



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

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Debtor has duly executed this Note the day and year first above written and has hereunto set hand and seal.

WITNESS:                               DEBTOR:

/s/ Maria Pantano Bucci                TRANSNATIONAL INDUSTRIES, INC.
                                             A Delaware Corporatio

                                      BY: /s/ Jonathan Shaw              (SEAL)
                                         --------------------------------

                                  ATTEST: /s/  Paul Dailey               (SEAL)
                                        ---------------------------------


                                         SPITZ, INC.
                                         A Delaware Corporation



                                      BY: /s/ Jonathan Shaw              (SEAL)
                                         --------------------------------

                                  ATTEST: /s/  Paul Dailey               (SEAL)
                                        ---------------------------------


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